UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 3, 2006  (October 1, 2006)

VANGUARD HEALTH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	333-71934	62-1698183
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
20 Burton Hills Boulevard, Suite 100, Nashville, Tennessee		37215
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code        (615) 665-6000

          Not applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

______________________________

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 1, 2006, certain subsidiaries of Vanguard Health Systems, Inc. (“Registrant” or “Vanguard”), completed the sale (the “Disposition”) of the fixed assets and certain current assets (collectively, the “Assets”) constituting its three California hospitals (West Anaheim Medical Center in Anaheim, CA; Huntington Beach Hospital in Huntington Beach, CA; and La Palma Intercommunity Hospital in La Palma, CA (collectively, the “Hospitals”)) to subsidiaries of Prime Healthcare Services, Inc. of Victorville, CA (collectively, “Prime Healthcare”). The current assets sold constituted all of the inventory of supplies of the Hospitals and certain prepaid items.

As a purchase price for the sale of the Assets, on October 1, 2006 Prime Healthcare paid Vanguard’s subsidiaries approximately $47.8 million (calculated as a base purchase price of $44 million for the fixed and certain other assets and an estimated $3.8 million for the current assets purchased). At the October 1, 2006 closing, Vanguard’s subsidiaries received from Prime Healthcare, after payment of approximately $0.1 million of transaction expenses, approximately $37.0 million in cash proceeds of the Disposition and $3 million which was placed into an escrow account payable to Vanguard’s respective subsidiaries on July 2, 2007; and gave Prime Healthcare a purchase price credit of approximately $7.7 million in respect of certain liabilities of the Hospitals assumed by Prime Healthcare. Within 75 days of the closing date, the parties shall adjust the purchase price paid at closing for the actual amount of the current assets purchased and liabilities assumed based upon the final balance sheets of the Hospitals as of the day before closing, which balance sheets are to be prepared within 45 days of the closing date.

Vanguard intends to use the net proceeds of this sale for capital expenditures and other general corporate purposes.

Item 9.01	Financial Statements and Exhibits.

(b) Pro forma financial information.

In accordance with Item 9.01(b)(1) of Form 8-K, the pro forma financial information required by Item 9.01(b) of Form 8-K is set forth below.

The unaudited pro forma consolidated financial information of the Registrant is based on and should be read in conjunction with the audited consolidated financial statements and notes thereto appearing in the Registrant's Annual Report on Form 10-K for the year ended June 30, 2006.  The accompanying unaudited pro forma condensed combined balance sheet as of June 30, 2006 is presented as if the Disposition discussed in Item 2.01 hereof had been completed as of June 30, 2006. The accompanying unaudited pro forma condensed combined statement of operations for the year ended June 30, 2006 is presented as if the Disposition had been completed as of July 1, 2005. The unaudited pro forma consolidated financial information is preliminary and may be subject to change, however, such changes, if any, are not expected to be material.

The unaudited pro forma condensed combined financial information is presented for informational purposes only, is based on certain assumptions that management believes are reasonable and does not purport to represent Vanguard’s financial condition or its results of operations had the Disposition occurred on or as of the dates noted above or to project the results of any future periods.

In the opinion of management, the accompanying unaudited pro forma condensed combined financial information includes all material adjustments necessary to reflect, on a pro forma basis, the impact of the Disposition on the historical financial information of the Registrant.  The adjustments are described in the notes to the unaudited pro forma condensed combined financial information and are set forth in the “Pro Forma California Hospital Disposition Adjustments” column.

VANGUARD HEALTH SYSTEMS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of June 30, 2006

		Pro Forma
		California Hospital
	Historical	Disposition		Pro Forma
	Vanguard	Adjustments		Vanguard

ASSETS	(In millions)
Current assets:
Cash and cash equivalents	$ 123.6	$ 37.0	(1)	$ 160.6
Accounts receivable, net	294.1	-		294.1
Inventories	48.8	(3.4)	(2)	45.4
Prepaid expenses and other current assets	51.2	3.8	(3)	55.0

Total current assets	517.7	37.4		555.1

Property, plant and equipment, net	1,199.4	(40.0)	(4)	1,159.4
Goodwill	815.8	(3.0)	(5)	812.8
Intangible assets, net	69.4	(0.4)	(6)	69.0
Other assets	48.2	-		48.2

Total assets	$ 2,650.5	$ (6.0)		$ 2,644.5

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 152.4	$ -		152.4
Accrued expenses and other current liabilities	207.3	(5.7)	(7)	201.6
Current maturities of long-term debt	8.3	-		8.3

Total current liabilities	368.0	(5.7)		362.3

Long-term debt, less current maturities	1,510.9	-		1,510.9
Other liabilities	82.4	-		82.4
Stockholders’ equity	689.2	(0.3)	(8)	688.9

Total liabilities and stockholders’ equity	$ 2,650.5	$ (6.0)		$ 2,644.5

See notes to unaudited pro forma condensed combined balance sheet.

VANGUARD HEALTH SYSTEMS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the year ended June 30, 2006

		Pro Forma
		California Hospital
	Historical	Disposition		Pro Forma
	Vanguard	Adjustments		Vanguard

	(In millions)

Patient service revenues	$ 2,277.7	$ (176.1)	(1)	$ 2,101.6
Premium revenues	375.0	-		375.0

Total revenues	2,652.7	(176.1)		2,476.6

Costs and expenses:
Salaries and benefits (includes stock compensation of $1.7)	1,118.6	(97.3)	(2)	1,021.3
Supplies	428.9	(23.4)	(2)	405.5
Medical claims expense	270.3	-		270.3
Provision for doubtful accounts	178.1	(14.6)	(2)	163.5
Other operating expenses	401.9	(39.5)	(2)	362.4
Depreciation and amortization	107.5	(5.4)	(2)	102.1
Interest, net	111.0	-		111.0
Impairment expense	15.0	-		15.0
Other expenses	(1.9)	11.5	(3)	9.6

	2,629.4	(168.7)		2,460.7

Income before income taxes	23.3	(7.4)		15.9
Income taxes	10.4	(3.0)	(4)	7.4

Net income	$ 12.9	$ (4.4)		$ 8.5

See notes to unaudited pro forma condensed combined statement of operations.

VANGUARD HEALTH SYSTEMS, INC. NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET June 30, 2006

(1)	To reflect the net cash proceeds received from the buyer to close the sale of the California hospitals.

(2)	To eliminate the inventories of the California hospitals as of June 30, 2006 that were included as part of the sale.

(3)

To eliminate the prepaid expenses of the California hospitals as of June 30, 2006 that were included as part of the sale; to reflect differences in assets sold and liabilities assumed by the buyer as of June 30, 2006 compared to those estimates at the sale date and to record the deferred purchase price receivable for the $3.0 million of proceeds placed in escrow.

(4)	To eliminate the fair value of property, plant and equipment of the California hospitals as of June 30, 2006.

(5)	To eliminate the goodwill associated with the California hospitals as of June 30, 2006.

(6)	To eliminate the net intangible assets associated with the California hospitals as of June 30, 2006.

(7)

To eliminate the accrued expenses of the California hospitals as of June 30, 2006 that are to be assumed by the buyer and to accrue for severance costs and transaction costs to be paid by Vanguard post closing.

(8)	To reflect the impact of the estimated loss on sale of the California hospitals as a decrease to stockholders’ equity.

VANGUARD HEALTH SYSTEMS, INC. NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS For the year ended June 30, 2006

(1)	To eliminate the total revenues of the California hospitals for the year ended June 30, 2006.

(2)

To eliminate the salaries and benefits, supplies, provision for doubtful accounts, other operating expenses and depreciation and amortization of the California hospitals for the year ended June 30, 2006.

(3)

To eliminate the other expenses of the California hospitals (primarily comprised of the gain on sale of the California medical office buildings of $11.1 million recorded during the quarter ended March 31, 2006) for the year ended June 30, 2006 and to reflect the estimated loss on sale of the California hospitals of $0.3 million.

(4)

To reflect the income tax effect of the excess of revenues over costs and expenses eliminated related to the California hospitals for the year ended June 30, 2006.  The income tax effect was calculated using a 40% effective tax rate.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:   October 3, 2006                                 VANGUARD HEALTH SYSTEMS, INC.
                                                                                                (Registrant)

                                                                        BY: /s/ Ronald P. Soltman
                                                                               Ronald P. Soltman
                                                                               Executive Vice President